As filed with the Securities and Exchange Commission on June 27, 1996
                                              Registration No. 333-
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- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                         INSIGNIA FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

                     Delaware                        13-3591193
          (State or other jurisdiction of   (I.R.S. Employer Identification
           incorporation or organization)               Number)


                          One Insignia Financial Plaza
                                  P.O. Box 1089
                        Greenville, South Carolina 29602
               (Address of principal executive offices) (Zip code)

                      Non-Qualified Stock Option Agreements
                            (Full Title of the Plan)

                               John K. Lines, Esq.
                                 General Counsel
                         Insignia Financial Group, Inc.
                          One Insignia Financial Plaza
                                  P.O. Box 1089
                        Greenville, South Carolina 29602
                                 (864) 239-1000
                      (Name, address and telephone number,
                   including area code, of agent for service)
                        _________________________________

                                   Copies to:
                             Arnold S. Jacobs, Esq.
                      Proskauer Rose Goetz & Mendelsohn LLP
                                  1585 Broadway
                            New York, New York 10036
                                 (212) 969-3000
                        _________________________________

                         CALCULATION OF REGISTRATION FEE
===========================================================================

Title of securities   Amount to be      Proposed      Proposed     Amount of
to be registered       registered        maximum       maximum    registration
                                      offering price  aggregate       fee(3)
                                       per share(2)    offering
                                                       price(2)

- ---------------------------------------------------------------------------
Non-Qualified       1,482,879 options(1)        -            -            -
Stock Options                       (2)
- ---------------------------------------------------------------------------
Class A Common  b   1,482,879 shares (2)   $5.6618(3)   $8,395,764  $2,895.10
Stock, par value
$0.01 per share
===========================================================================

(1)Represents Non-Qualified Stock Options to be assumed in connection with the acquisition of Edward S. Gordon Company Incorporated and Edward S. Gordon Company of New Jersey, Inc.

(2)The maximum number of shares which may be issued upon exercise of the Non-Qualified Stock Option Agreements. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and an indeterminate number of shares of Class A Common Stock as may be required to cover possible adjustments under the plan.

(3)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933. The Options have varying exercise prices ranging up to $6.7866 per share, with an average price of $5.6618 per share.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Item 3.  Incorporation of Documents By Reference.
      -------  ----------------------------------------

     The following documents filed with the Securities and Exchange Commission by Insignia Financial Group, Inc., a Delaware corporation (the "Corporation"), are incorporated herein by reference:

     (1) the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     (2) the Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996;

     (3)  the Corporation's Current Report on Form 8-K dated January 19, 1996;

     (4) the  Corporation's  Current  Report on Form 8-K dated January 29, 1996;
and

     (5) the description of the Corporation's Class A Common Stock, par value $0.01 per share, included in the Corporation's Registration Statement on Form 8-A, dated September 19, 1995, on Form 8-A/A(1) dated October 3, 1995 and on Form 8-A/A(2) dated June 21, 1996.

     All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      Item 4.  Description of Securities.
      -------  --------------------------

      Not applicable.

      Item 5.  Interest of Named Experts and Counsel.
      -------  --------------------------------------

      Not applicable.

      Item 6.  Indemnification of Directors and Officers.
      -------  ------------------------------------------

     The Corporation is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. Article Seventh of the Certificate of Incorporation of the Corporation provides for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware, and the Corporation has entered into agreements with 20 of its officers and directors with respect to such indemnification. Reference is made to the Certificate of Incorporation of the Corporation and such agreements, incorporated by reference as Exhibits hereto or to the Corporation's Registration Statement on Form S-1, File No. 33-67486.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Article Eighth of the Corporation's Certificate of Incorporation contains such a provision.

     The Corporation currently has a Directors and Officers Liability Insurance Policy ("Policy") in place with Federal Insurance Company. The Policy is a "claims made" policy with a $5,000,000 policy aggregate. However, the Board of Directors believes that it serves the Corporation's best interest to supplement this coverage or any coverage which the Corporation may maintain in the future by agreeing by contract to indemnify directors and executive officers to the fullest extent permitted under applicable law.

     The form of Indemnification Agreement to be entered into by the Corporation with directors and executive officers of the Corporation is based on the provisions of the General Corporation Law of the State of Delaware, which are contained primarily in Section 145 of the General Corporate Law of the State of Delaware, but is intended to provide broader indemnification than that which is specifically provided by Section 145. The form of Indemnification Agreement provides generally that the Corporation will to the fullest extent permitted by applicable law indemnify the director or executive officer against expenses arising from any event or occurrence, either prior to or after the time the Indemnification Agreement is executed, related to the fact that such person is or was serving as a director or executive officer of the Corporation (or of another entity at the Corporation's request). To be indemnified, a party must meet the relevant standards of conduct, but the form of Indemnification
Agreement provides that such standard is presumed to have been met unless the Corporation demonstrates otherwise.

      Item 7.  Exemption from Registration Claimed.
      -------  ------------------------------------

      Not applicable.

      Item 8.  Exhibits.
      -------  ---------

     4.1 Form of Non-Qualified Stock Option Agreement and form of amendment thereto.

      5    Opinion of Proskauer Rose Goetz & Mendelsohn LLP.

      23.1 Consent of Ernst & Young LLP.

     23.2 Consent of Proskauer  Rose Goetz & Mendelsohn LLP (included in Exhibit
5).

      24   Powers of Attorney.

      Item 9.  Undertakings.
      -------  -------------

      (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (iii);

                    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on this 27th day of June, 1996.

                                    INSIGNIA FINANCIAL GROUP, INC.

                                    By:  /s/Ronald Uretta
                                    ------------------------------------
                                         Ronald Uretta
                                         Chief Financial Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

   Signatures                 Title                              Date

 /s/ Andrew L. Farkas      President, Chief Executive            June __ 1996
     Andrew L. Farkas      Officer and Director
                         (Principal Executive Officer)

 /s/ Ronald Uretta        Chief Financial Officer               June 27, 1996
     Ronald Uretta        (Principal Financial and
                          Accounting Officer)

 /s/ Robert J. Denison*    Director                            June 27, 1996
     Robert J. Denison

 /s/ Robin L. Farkas       Director                            June __, 1996
     Robin L. Farkas

 /s/ Merril M. Halpern      Director                            June __, 1996
     Merril M. Halpern

 /s/ John F. Jacques*      Director                            June 27, 1996
     John F. Jacques

 /s/ Robert G. Koen*       Director                            June 27, 1996
     Robert G. Koen

 /s/ Michael I. Lipstein*  Director                            June 27, 1996
     Michael I. Lipstein

   Signatures      Title            Date

 /s/ Buck Mickel*          Director                            June 27, 1996
     Buck Mickel

*By /s/ Ronald Uretta                                          June 27, 1996
     Ronald Uretta
     Attorney-in-fact

                                Exhibit Index
                                -------------



Exhibit No.

4.1               Option and Deferred Compensation Agreement

4.2               Form of Option Amendment

5                 Option of Proskauer Rose Goetz & Mendelsohn

23.1              Consent of Independent Auditors

23.2              Included in Exhibit 5

24                Power of Attorney